UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2020 (October 30, 2020)

Victory Oilfield Tech, Inc.
(Exact name of registrant as specified in its charter)

Nevada	002-76219-NY	87-0564472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 Bee Caves Road, Suite 608, Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

(512) 347-7300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Amendment to a Material Definitive Agreement.

As previously reported on April 12, 2018, Victory Oilfield Tech, Inc. (formerly Victory Energy Corporation) (the “Company”) entered into a loan agreement (the “Loan Agreement”) with Visionary Private Equity Group I, LP, a Missouri limited partnership (“VPEG”) on April 10, 2018, pursuant to which VPEG may, in its sole discretion and upon written request from the Company, loan to the Company up to $2,000,000 upon the terms set forth therein. Any loan made pursuant to the Loan Agreement is evidenced by a secured convertible original issue discount promissory note (the “Note”). The Note reflects a 10% original issue discount and will not bear any interest in addition to the original issue discount. The Note is secured by a security interest in all of the Company’s assets. As of December 31, 2019, the outstanding balance on the Note was $1,978,900, of which $78,500 is Original Issue Discount. From January 1, 2020 to the date hereof, VPEG advanced an additional $585,000 under the Note (the “Advance”).

Under the terms of the Note, VPEG will have the right, exercisable at any time from and after the maturity date and prior to payment in full of the principal amount, to convert all or any portion of the principal amount then outstanding, plus all accrued but unpaid interest at the Default Interest Rate (the “Default Interest”), into shares of Common Stock at a conversion price equal to $0.75 per share If VPEG exercises its right to convert the Note into Common Stock, the Company will issue to VPEG on the date of such conversion a warrant to purchase a number of shares of Common Stock equal to the number of shares issuable upon such conversion of the Note, the terms of which shall be mutually agreeable to the parties; provided that the warrant shall have a five (5) year term and the exercise price shall be $0.75 per share with the ability of VPEG to exercise the warrant on a cashless basis.

On October 30, 2020, the Company and VPEG entered into an amendment to the Loan Agreement (the “Amendment”), pursuant to which the parties agreed to increase the loan amount to up to $3,000,000 to cover the Advance and the Company’s working capital needs.

The foregoing summary of the terms and conditions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed as an exhibit to this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation of an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 regarding the Amendment is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Loan Agreement, dated April 10, 2018, by and between Visionary Private Equity Group I, LP and Victory Oilfield Tech, Inc. (formerly Victory Energy Corporation) (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on April 12, 2018)
10.2	Amendment No. 1 to Loan Agreement, dated October 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2020	VICTORY OILFIELD TECH, INC.

/s/ Kevin DeLeon
Name: Kevin DeLeon
Title: Interim Chief Executive Officer

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